EXHIBIT 10.1

                            FORM OF VOTING AGREEMENT

     AGREEMENT ("Agreement"), dated November 4, 1998, by and among Research Partners International, Inc. ("Company"), RPII Acquisition Corp. ("Newco"), Gaines, Berland Inc. ("GBI") and the undersigned stockholder, officer and/or director ("Undersigned") of the Company.

     WHEREAS, the Company, GBI, Newco and certain stockholders of GBI have executed that certain Agreement and Plan of Merger, dated the date hereof ("Merger Agreement");

     WHEREAS, the Merger is contingent upon the approval of the Merger and the Merger Agreement by the Company's stockholders, and the Undersigned desires to facilitate the Merger by agreeing to vote the Undersigned's shares of the Common Stock of the Company, par value $.0001 per share ("Company Common Stock"), and any Company Common Stock over which the Undersigned has voting control in favor of the Merger and the Merger Agreement; and

     WHEREAS, pursuant to Section 6.10 of the Merger Agreement, the Undersigned desires to confirm his agreement to irrevocably agree to vote in favor of the Merger and the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants set forth in the Merger Agreement and hereinafter in this Agreement, the Undersigned represents and agrees as follows:

1. Transfer Restriction. The Undersigned will not sell, transfer or otherwise dispose of, or reduce his interest in any shares of Company Common Stock currently owned or hereafter acquired by him prior to the earlier of the termination of the Merger Agreement in accordance with the terms thereof or the consummation of the Merger ("Termination Date").

2. Voting Agreement. At the special meeting of the stockholders of the Company to be called for the purpose of considering the approval of the Merger and the Merger Agreement (and at all adjournments thereof), the Undersigned irrevocably agrees to vote all of the Company Common Stock owned by the Undersigned or over which the Undersigned has voting control (collectively, the "Controlled Shares"), in favor of the Merger and the Merger Agreement.

3.   Miscellaneous.

     3.1 Authority. The Undersigned represents and warrants that the Undersigned has all necessary power and authority to execute this Agreement and to cause the Controlled Shares to be voted as provided herein, and the Undersigned has duly executed and delivered this Agreement.

     3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

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     3.3  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts, all of which taken together shall constitute one and the same instrument, and any and all of the parties hereto may execute this Agreement by signing any such counterpart.

     3.4 Termination. This Agreement shall terminate upon the Termination Date.

     3.5 Successors. This Agreement shall be binding on the Undersigned's' successors and assigns, including his heirs, executors and administrators.

     3.6 Understanding. The Undersigned has carefully read this Agreement and discussed its requirements, to the extent the Undersigned believed necessary, with its counsel or counsel for the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

RESEARCH PARTNERS INTERNATIONAL, INC.            RPII ACQUISITION CORP.

     /s/ Peter R. Kent                                /s/ David M. Nussbaum
By:______________________________                 By:________________________
    Name:  Peter R. Kent                             Name:  David M. Nussbaum
    Title: Chief Operating Officer                   Title: President



GAINES, BERLAND INC.                       Stockholder, Officer and/or Director

     /s/ Richard J. Rosenstock
By:______________________________          ____________________________________
    Name:  Richard J. Rosenstock            Name:
    Title: President

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